Washington Federal, Inc. ("WFSL") acquisition of First Federal
Banc of the Southwest, Inc. ("FFSW")  - Transaction details


Purchase Price - all cash:

* $24.14 per share of FFSW stock. Total consideration to be paid for FFSW stock and employee stock options will be approximately $99 million
* FFSW has 15 branches - 13 in New Mexico and 2 in El Paso, Texas

* Represents:
   - a premium of 33% over FFSW's last traded price of $18.15 (as of
     10/10/06)
   - 1.88 times FFSW's book value of $52,532,000 as of June 30, 2006
   - 2.11 times FFSW's tangible book value of $46,917,000 as of June 30,
     2006
   - 19.3% book premium ($46,468,000) as a percentage of core deposits ($240,299,000) as of June 30, 2006
   - 19.4 times FFSW's earnings (based on FFSW's income for the quarter ended June 30, 2006)

Reasons for the transaction:

   - We expect this transaction to be accretive to WFSL's income in the first year, with additional earnings enhancements going forward
   - FFSW has its heritage as a traditional thrift, its assets are concentrated in real estate secured loans
   - Employee base will add to depth of talent at WFSL
   - Opportunity for WFSL to profitably deploy a portion of its excess capital
   - Acquisition of a deposit base with a weighted average cost of 2.30% as of June 30, 2006
   - Diversification of our loan portfolio, FFSW's weighted average yield on loans was 7.10% as of June 30, 2006


Integration:

   - All branches will remain open.
   - Planned integration will be deliberate to ensure retention of key customers and employees and minimize system integration issues.

Loan & Deposit Information:

All amounts are unaudited as of June 30, 2006, in thousands



                                     FFSW                WFSL              Combined(1)
LOANS
Single Family Residential        199,571  47.9%	    5,223,994  76.6%      5,423,565  75.0%
Construction                      36,680   8.8%     1,121,661  16.5%      1,158,341  16.0%
Land                              36,926   8.9%       552,933   8.1%        589,859   8.2%
Multifamily                        9,031   2.2%       505,102   7.4%        514,133   7.1%
Commercial Real Estate            95,345  22.9%        24,037   0.4%        119,382   1.7%
Other Commercial                  33,009   7.9%             -   0.0%         33,009   0.5%
Consumer                           9,396   2.3%         1,263   0.0%         10,659   0.1%
Net Credits (Allowance,
LIP, Net Def. Fees)               (3,214) -0.8%      (613,277) -9.0%       (616,491) -8.5%
                                 =============      ===============       ===============
                                 416,744 100.0%     6,815,713 100.0%      7,232,457 100.0%

DEPOSITS
Certificates of Deposit          151,862  38.7%     4,108,726  77.8%      4,260,588  75.1%
Savings                           84,108  21.4%       167,128   3.2%        251,236   4.4%
Money Market                      23,762   6.1%       785,306  14.9%        809,068  14.3%
Interest Checking                 59,103  15.1%       192,604   3.6%        251,707   4.4%
Non-Interest Checking             73,326  18.7%        30,195   0.6%        103,521   1.8%
                                 =============      ==============        ================
                                 392,161 100.0%     5,283,959 100.0%      5,676,120 100.0%

(1) Combined amounts represent only the aggregation of the two balances, this does not contemplate any purchase accounting adjustments that may be necessary.


Forward Looking Statements

This release may contain forward-looking statements regarding Washington Federal, First Federal, and the proposed merger. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: governmental approval of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; and the shareholders of First Federal may fail to approve the consummation of the merger. Washington Federal and First Federal undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Notice to First Federal Shareholders
FFSW intends to file a proxy statement in connection with the proposed merger. FFSW shareholders should read the proxy statement and other relevant materials when they become available, because they will contain important information about FFSW and the proposed merger. In addition to the documents described above, FFSW files annual, quarterly, and current reports, proxy statements, and other information with the U.S. Securities and Exchange Commission (the "SEC"). The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by FFSW are available without charge at the SEC's website, at www.sec.gov.